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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of eBenx, Inc. for the registration of 2,354,960 shares of its common stock and to the incorporation by reference therein of our report dated February 9, 2001, with respect to the financial statements of eBenX, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

Minneapolis, Minnesota
March 21, 2001